UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐           Preliminary Proxy Statement
☐           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐           Definitive Proxy Statement
☒           Definitive Additional Materials
☐           Soliciting Material Pursuant Sec.240.14a-12

MEDIA SCIENCES INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	(Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☒
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
$30.66

	(2)	Form, Schedule or Registration Statement No.:
Schedule 13E-3

	(3)	Filing Party:
Media Sciences International, Inc.

	(4)	Date Filed:
December 20, 2011

MEDIA SCIENCES INTERNATIONAL, INC.
203 Ridge Road
Goshen, New York 10924

Dear Fellow Stockholder:

Media Sciences International, Inc. is holding an annual meeting of stockholders on June 14, 2012.

We wish to remind you that your vote is important.  As described in the proxy statement, on the proposals for the approval of dissolution of the Company and for the Reverse/Forward Stock Split, not voting will have the effect of a vote against those proposals which are intended to preserve stockholder value and hasten the return of capital to stockholders.  Please read the proxy materials and cast your vote.

Our Board of Directors recommends that you vote “FOR” each of the proposals.

For information about the items of business to be voted on at the meeting, please refer to the matters set forth in the proxy materials provided to you.

Goshen, New York	On behalf of the Board of Directors
May 14, 2012
/s/ Denise Hawkins
Denise Hawkins, Secretary

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Plan of Dissolution or the Reverse/Forward Split, passed upon the merits or fairness of the transactions, nor passed upon the adequacy or accuracy of the information contained in this document. Any representation to the contrary is a criminal offense.